CBA MONEY

PROPOSAL 1, 2, & 3 HAVE PASSED ON SEPTEMBER 20, 2001
PROPOSAL # 4 INVESTMENT RESTRICTIONS WAS WITHDRAWN AT THE SHAREHOLDER
	MEETING OCTOBER 18, 2001 BECAUSE OF INSUFFICIENT VOTES
				FINAL Proxy Results - CBA MONEY FUND
				Initial Meeting Date: August 24, 2001 POSTPONED
				1st Meeting Date: September 20, 2001
				2nd Meeting Date: October 18, 2001

				Record Date: June 1, 2001
				As of: October 18, 2001

					Units Voted

				Votes Needed
		Shares Needed	Outstanding	50% + 1 of				Broker	Total Units
		To Pass	Shares	Outstanding Shares	For	Against	Abstain	Non-Vote	Voted

4)	To change the Investment Restrictions:
	Real Estate	278,014,697	854,946,973	427,473,488	149,458,791	20,700,341	17,507,902	667,063,550	854,730,584
	Underwriting Securities	277,986,357	854,946,973	427,473,488	149,487,131	20,671,216	17,508,686	667,063,551	854,730,584
	Borrowing	278,138,489	854,946,973	427,473,488	149,334,999	20,811,398	17,520,637	667,063,550	854,730,584
	Commodities	278,229,027	854,946,973	427,473,488	149,244,461	20,899,144	17,523,428	667,063,551	854,730,584
	Lending	278,157,868	854,946,973	427,473,488	149,315,620	20,843,512	17,507,902	667,063,550	854,730,584
	Industry Concentration	277,924,040	854,946,973	427,473,488	149,549,448	20,609,649	17,507,936	667,063,551	854,730,584
	Senior Securities	277,927,281	854,946,973	427,473,488	149,546,207	20,614,855	17,505,972	667,063,550	854,730,584
	Diversification	277,913,824	854,946,973	427,473,488	149,559,664	20,601,398	17,505,972	667,063,550	854,730,584
	Short Sales	278,088,909	854,946,973	427,473,488	149,384,579	20,721,571	17,560,883	667,063,551	854,730,584
	Margin	278,137,736	854,946,973	427,473,488	149,335,752	20,823,192	17,508,089	667,063,551	854,730,584
	Puts and Calls	278,019,295	854,946,973	427,473,488	149,454,193	20,706,868	17,505,972	667,063,551	854,730,584
	Securities Lending	277,990,555	854,946,973	427,473,488	149,482,933	20,678,129	17,505,972	667,063,550	854,730,584
	Securities Other Than Described in
	Propectus Under "Investment Objective
	and Policies"	277,997,335	854,946,973	427,473,488	149,476,153	20,684,874	17,506,006	667,063,551	854,730,584
	Securities of other investment companies	278,153,928	854,946,973	427,473,488	149,319,560	20,821,172	17,526,301	667,063,551	854,730,584
	Illiquid or restricted securities	278,259,785	854,946,973	427,473,488	149,213,703	20,894,377	17,558,954	667,063,550	854,730,584
	Exercising Management or Control	277,938,052	854,946,973	427,473,488	149,535,436	20,623,695	17,507,902	667,063,551	854,730,584
	Beneficial Ownership	277,989,589	854,946,973	427,473,488	149,483,899	20,675,233	17,507,902	667,063,550	854,730,584
	Transfer of assets as securities for
	Indebtedness	278,119,736	854,946,973	427,473,488	149,353,752	20,807,310	17,505,972	667,063,550	854,730,584
	Purchase more than 10% of issuer's
	Outstanding Securities	278,220,398	854,946,973	427,473,488	149,253,090	20,906,042	17,507,902	667,063,550	854,730,584
	Repurchase Agreements-10% Limit	277,971,101	854,946,973	427,473,488	149,502,387	20,658,441	17,506,205	667,063,551	854,730,584

	Securities of Issuers having Record
	of less than three years	278,099,820	854,946,973	427,473,488	149,373,668	20,787,360	17,506,006	667,063,550	854,730,584
	Reverse Repurchase Agreements	277,953,848	854,946,973	427,473,488	149,519,640	20,641,421	17,505,972	667,063,551	854,730,584
	Oil, Gas or Mineral Exploration or
	Development	278,212,244	854,946,973	427,473,488	149,261,244	20,874,520	17,531,269	667,063,551	854,730,584

	The quorum consists of the one-third of the shares outstanding, present in person or by proxy.
	Proposal 4 requires the affirmative vote of the lesser of (1) 67% of the shares represented at the Meeting at which more than 50% of the Fund's outstanding shares are represented or
	(2) more than 50% of the Fund's outstanding shares

Last Updated on 04/25/2002
By Vania Allen